Exhibit 8.1

ESCROW AGREEMENT

This Escrow Agreement dated this 20th day of October 2020 (the “Escrow Agreement”), is entered into by and among Rialto Markets, LLC , an SEC Registered Broker Dealer (the “Placement Agent1”), Worthy Financial, Inc a Delaware Company (the “Company”), and Wilmington Trust, National Association, as escrow agent (“Escrow Agent”).

RECITALS

WHEREAS, the Company intends to raise cash funds from investors (the “Investors”) pursuant to an offering (the “Offering”) of up to $20,000,000 (the “Offering Amount”) of shares of the Company (the “Securities”) pursuant to a Subscription Agreement, dated as of September , 2020

WHEREAS, the Company has entered into an Underwriting Agreement with the Placement Agent pursuant to which the Placement Agent is authorized to solicit and collect Investor Funds on behalf of the Company;

WHEREAS, the Company desires to establish an escrow account with the Escrow Agent for funds contributed by the Investors with the Escrow Agent, to be held for the benefit of the Investors and the Company until such time as subscriptions for any of the Securities have been deposited into escrow or otherwise in accordance with the terms of this Escrow Agreement;

WHEREAS, the Company and Placement Agent hereby appoint Escrow Agent to act as Escrow Agent for the purposes of this Escrow Agreement and the Escrow Agent accepts such appointment in accordance with the terms of this Escrow Agreement.

NOW, THEREFORE, in consideration of the premises, and further consideration of the covenants set forth hereafter, it is hereby agreed mutually as follows:

DEFINITIONS

When used herein, each of the following terms shall have the respective meanings as set forth below:

“Applicable Law” shall have the meaning as set forth in Section 4.12.

“Authorized Representative” shall mean any individual designated by a Party as authorized to provide Written Direction hereunder pursuant to its respective Certificate of Authorized Signers.

“Certificate of Authorized Signers” shall mean that certain certificate, substantially in the form of Exhibit B hereto, delivered by each Party and setting forth its respective Authorized Representatives.

“CIP” shall have the meaning as set forth in Section 4.12.

“Company” shall mean Worthy Financial, Inc.

1 The term Underwriter is interchangeable with the term Placement Agent as required by the counterparties.

1

“Escrow Account” shall mean that certain United States Dollar denominated account established as set forth below:

Manufacturers & Traders Trust Co. ABA#

A/C#

A/C Name: Worthy Financial Inc Escrow

Attn: Global Capital Markets

“Escrow Agent” shall mean Wilmington Trust, National Association.

“Escrow Agreement” shall have the meaning as set forth in the Recitals hereto.

“Indemnified Parties” shall have the meaning as set forth in Section 3.1.

“Investor Funds” shall mean all funds delivered to the Escrow Agent for deposit in the Escrow Account, together with all investments thereof and all interest accumulated thereon and proceeds therefrom.

“Investors” shall have the meaning as set forth in the Recitals hereto.

“Minimum Amount” shall be equal to $400

“Minimum Offering Expiration Date” shall be the date that is 180 days from the date of this agreement.

“Minimum Offering Notice” shall mean a joint written instruction, signed by both the Company and the Placement Agent as to the disbursement of funds in accordance with Section 1.3, setting forth the Closing Date and pursuant to which the Placement Agent shall represent and warrant that, to its actual knowledge, each of the closing conditions have been complied with.

“Offering” shall have the meaning as set forth in the Recitals hereto.

“Party” and collectively, the “Parties” shall mean the Placement Agent, and/or the Company, respectively.

“Placement Agent” shall mean Rialto Markets, LLC

“Securities” shall have the meaning as set forth in the Recitals hereto

“Subscription Agreement”, shall mean that certain Subscription Agreement, dated as of certain future date, between the Company and each Investor pursuant to with the Securities are subject to the Offering.

“Advisory Agreement” shall mean that certain Advisory Agreement, dated as of June 23 , 2020 between the Company and the Placement Agent.

“Written Direction” shall mean any instruction or notice delivered to the Escrow Agent hereunder, including the Minimum Offering Notice.

2

ARTICLE I. ESCROW DEPOSIT

1.1 Receipt of Investor Funds.

(a) Upon execution of this Escrow Agreement by each of the parties hereto, Placement Agent shall deliver funds received from Investors for deposit by the Escrow Agent into the Escrow Account by wire transfer.

(b) All such wire transfers remitted to the Escrow Agent shall be accompanied by information identifying each Investor, including the name, mailing address, the Investor’s social security or taxpayer identification number and a completed Form W9/W8 for each Investor (the “Investor Information). In the event the Investor’s address and/or social security number or taxpayer identification number are not provided to Escrow Agent by the Placement Agent, then the Company agrees to promptly upon request provide Escrow Agent with such information in writing. The Escrow Agent shall not be required to accept any Investor Funds which are not accompanied by the Investor Information. In the event that the Placement Agent fails to remit an executed Form W-9 for any Investor to the Escrow Agent prior to the date the Escrow Agent returns such Investor’s funds, the Escrow Agent will be required to withhold a portion of the earnings attributable to those Investors at the applicable rate in accordance with Section 3406 of the Internal Revenue Code of 1986, as amended.

(c) The Escrow Agent will hold the Investor Funds, in escrow upon the terms and conditions set forth in this Escrow Agreement and shall not disburse funds from the Escrow Account except as provided herein. The Company understands that until disbursed pursuant to Paragraph 1.2, it is not entitled to any Investor Funds and no funds deposited in the Escrow Account will become the property of the Company. All funds so deposited shall remain the property of the Investors according to their respective interests and shall not be subject to any lien or charge by Escrow Agent or by judgment or creditors’ claims against Company until released or eligible to be released to Company in accordance with section 1.3 hereof.

(d) The Escrow Agent reserves the right to deny, suspend or terminate participation by any Investor to the extent the Escrow Agent deems it advisable or necessary to comply with applicable laws and the Company hereby acknowledges the Escrow Agent’s right to reject any Investor based on the results of the Escrow Agent’s internal due diligence policies and procedures, it being understood that the Escrow Agent shall be entitled to exercise such right in its sole discretion by giving written notice to the Company and shall not be held liable or accountable therefor. The Placement Agent may separately instruct the Escrow Agent in writing to return to any Investor so specified by the Placement Agent an amount equal to the total amount of shares subscribed for, together with interest attributable thereto, if any, as calculated by the Placement Agent.

(e) The Escrow Agent shall have no duty or responsibility to solicit the Investor Funds from Investors or to enforce the collection or demand payment of any funds deposited into the Escrow Account. In the event that any funds, including cleared funds, deposited in the Escrow Account prove uncollectible after the funds represented thereby have been released by the Escrow Agent pursuant to this Agreement, the Placement Agent shall immediately reimburse the Escrow Agent upon request for the face amount of such check or checks, together with reasonable and customary charges and expenses related thereto, and the Escrow Agent shall deliver the returned checks or other instruments to the Placement Agent. The Placement Agent acknowledges that its obligation in the preceding sentence shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

3

1.2 Disbursements.

(a) At such time as funds for at least equal to or greater than the Minimum Amount shall have been collected by the Escrow Agent, upon receipt by the Escrow Agent of a Minimum Offering Notice from the Placement Agent and the Company, the Escrow Agent will deliver the Investor Funds by federal funds wire in the amounts set forth and as directed therein. All such disbursement instructions shall be unconditional and shall not impose any duties upon the Escrow Agent other than that of disbursing Investor Funds in a designated amount to a particular party.

Notwithstanding the foregoing, Escrow Agent shall not be obligated to disburse the Investor Funds if the Escrow Agent has reason to believe that (a) investments in full payment for that number of shares equal to or greater than the Minimum Amount have not been received, deposited with and collected by the Escrow Agent, or (b) any of the certifications and opinions set forth in the Minimum Offering Notice are incorrect or incomplete

(b) In the event that Escrow Agent makes any payment to any other party pursuant to this Escrow Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Escrow Account or another party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient shall repay to the Escrow Agent upon written request the amount so paid to it.

(c) The Escrow Agent shall, in its sole discretion, comply with judgments or orders issued or process entered by any court with respect to the Investor Funds, including without limitation any attachment, levy or garnishment, without any obligation to determine such court’s jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent complies with any such judgment, order or process, then Escrow Agent shall not be liable to either Party or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.

(d) Each Party understands and agrees that the Escrow Agent shall have no obligation or duty to act upon a Written Direction delivered to the Escrow Agent for the disbursement of Investor Funds under this Escrow Agreement if such Written Direction is not (i) in writing, (ii) signed by an Authorized Representative of such Party, and (iii) delivered to, and able to be authenticated by, the Escrow Agent in accordance with Section 1.4.

(e) Upon request, the Escrow Agent will furnish monthly statements to each Party setting forth the activity in the Escrow Account.

(f) A party may specify in a Written Direction whether the Investor Funds shall be disbursed by way of wire transfer or check. If the written notice for the disbursement of funds does not so specify the disbursement means, the Escrow Agent may disburse the Investor Funds by any means chosen by the Escrow Agent.

(g) If the Company has not sold sufficient Securities and Investor Funds exceeding the Minimum Amount have not been received by the Escrow Agent on or before the Minimum Offering Expiration Date, the Offering will be deemed terminated, unless extended as permitted by the Subscription Agreement, with notice to the Escrow Agent in writing. If the Escrow Agent does not receive the Minimum Offering Notice within one (1) business day of the Minimum Offering Expiration Date, upon Written Direction from the Placement Agent, the Escrow Agent shall return the Investor Funds to the Placement Agent for further distribution to the Investors, after which this Escrow Agreement shall terminate in accordance with Section 1.5 below.

4

1.3 Written Direction and Other Instruction.

(a) With respect to any Written Direction or any other notice, direction or other instruction required to be delivered by a Party to the Escrow Agent under this Escrow Agreement, the Escrow Agent is authorized to follow and rely upon any and all such instructions given to it from time to time if the Escrow Agent believes, in good faith, that such instruction is genuine and to have been signed by an Authorized Representative of such Party. The Escrow Agent shall have no duty or obligation to verify that the person who sent such instruction is, in fact, a person duly authorized to give instructions on behalf of a Party, other than to verify that the signature of the Authorized Representative on any such instruction appears to be the signature of such person. Each Party acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Escrow Agent, and that there may be more secure methods of transmitting instructions other than the method selected by such Party. The Escrow Agent shall have no responsibility or liability for any loss which may result from:

(i) any action taken or not taken by the Escrow Agent in good faith reliance on any such signatures or instructions;

(ii) as a result of a Party’s reliance upon or use of any particular method of delivering instructions to the Escrow Agent, including the risk of interception of such instruction and misuse by third parties; or

(iii) any officer or Authorized Representative of a Party named in a Certificate of Authorized Signers delivered hereunder prior to actual receipt by the Escrow Agent of a more current or updated Certificate of Authorized Signers and a reasonable time for the Escrow Agent to act upon such updated or more current Certificate of Authorized Signers.

(b) Placement Agent or Company may, at any time, update its respective Certificate of Authorized Signers by signing and submitting to the Escrow Agent an updated Certificate substantially in the form of Exhibit B. Any updated Certificate of Authorized Signers shall not be effective unless the Escrow Agent countersigns a copy thereof. The Escrow Agent shall be entitled to a reasonable time to act to implement any changes on an updated Certificate of Authorized Signers.

1.4 Delivery and Authentication of Written Direction.

(a) A Written Direction must be delivered to the Escrow Agent by one of the delivery methods set forth in Section 4.3.

(b) Each Party and the Escrow Agent hereby agree that the following security procedures will be used to verify the authenticity of a Written Direction delivered by any Party to the Escrow Agent under this Escrow Agreement:

(i) The Written Direction must include the name and signature of the person delivering the disbursement request to the Escrow Agent. The Escrow Agent will check that the name and signature of the person identified on the Written Direction appears to be the same as the name and signature of an Authorized Representative of such Party;

(ii) The Escrow Agent will make a telephone call to an Authorized Representative of the Party purporting to deliver the Written Direction (which Authorized Representative may be the same as the Authorized Representative who delivered the Written Direction) at any telephone number for such Authorized Representative as set forth on a Certificate of Authorized Signers, to obtain oral confirmation of delivery of the Written Direction. If the Written Direction is a joint written notice of the Parties, the Escrow Agent shall call back an Authorized Representative of one of those Parties; and

5

(iii) If the Written Direction is sent by email to the Escrow Agent, the Escrow Agent also shall review such email address to verify that it appears to have been sent from an email address for an Authorized Representative of such Party as set forth on a Certificate of Authorized Signers or from an email address for a person authorized under a Certificate of Authorized Signers to email a Written Direction to the Escrow Agent on behalf of the Authorized Representative).

(c) Each Party acknowledges and agrees that given its particular circumstances, including the nature of its business, the size, type and frequency of its instructions, transactions and files, internal procedures and systems, the alternative security procedures offered by the Escrow Agent and the security procedures in general use by other customers and banks similarly situated, the security procedures set forth in this Section 1.4 are a commercially reasonable method of verifying the authenticity of a payment order in a Written Direction.

(d) The Escrow Agent is authorized to execute, and each Party expressly agrees to be bound by any payment order in a Written Direction issued in its name (and associated funds transfer) (i) that is accepted by the Escrow Agent in accordance with the security procedures set forth in this Section 1.4, whether or not authorized by such Party and/or (ii) that is authorized by or on behalf of such Party or for which such Party is otherwise bound under the law of agency, whether or not the security procedures set forth in this Section 1.4 were followed, and to debit the Escrow Account for the amount of the payment order. Notwithstanding anything else, the Escrow Agent shall be deemed to have acted in good faith and without negligence, gross negligence or misconduct if the Escrow Agent is authorized to execute the payment order under this Section 1.4. Any action taken by the Escrow Agent pursuant to this Section 1.4 prior to the Escrow Agent’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment of a Written Direction shall not be affected by such notice of revocation, cancellation or amendment of a Written Direction.

(e) The security procedures set forth in this Section 1.4 are intended to verify the authenticity of payment orders provided to the Escrow Agent and are not designed to, and do not, detect errors in the transmission or content of any payment order. The Escrow Agent is not responsible for detecting an error in the payment order, regardless of whether either Party believes the error was apparent, and the Escrow Agent is not liable for any losses arising from any failure to detect an error.

(f) When instructed to credit or pay a party by both name and a unique numeric or alpha- numeric identifier (e.g. ABA number or account number), the Escrow Agent, and any other banks participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Each Party agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by the Escrow Agent hereunder.

(g) The Escrow Agent shall not be obliged to make any payment requested under this Escrow Agreement if it is unable to validate the authenticity of the request by the security procedures set forth in this Section 1.4. The Escrow Agent’s inability to confirm a payment order may result in a delay or failure to act on that payment order. Notwithstanding anything else in this Escrow Agreement, the Escrow Agent shall not be required to treat a payment order as having been received until the Escrow Agent has authenticated it pursuant to the security procedures in this Section 1.4 and shall not be liable or responsible for any losses arising in relation to such delay or failure to act.

6

1.5 Termination.

This Escrow Agreement shall terminate on the date that is 12 months from the date of this agreement (which date can be further extended by the joint written notice from the Company and the Placement Agent), at which time the Escrow Agent is authorized and directed to disburse the Investor Funds in accordance with Section 1.2 (Disbursements) and this Escrow Agreement shall be of no further force and effect, except that the provisions of Sections 3.1(Indemnification) and 3.2 (Limitation of Liability) hereof shall survive termination.

ARTICLE II. DUTIES OF THE ESCROW AGENT

2.1 Scope of Responsibility.

Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties expressly and specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to either Party or any other person under this Escrow Agreement or otherwise. The Escrow Agent will not be responsible or liable for the failure of either Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the parties and the Escrow Agent has no duties or obligations with respect thereto. The Escrow Agent acts hereunder as escrow agent only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, applicability or validity of the subject matter of this Escrow Agreement or any part thereof. The Escrow Agent shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of the Investor Funds, written instructions, or any other documents in connection therewith, and will not be regarded as making nor be required to make, any representations thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement, any other agreement or otherwise.

2.2 Rights of the Escrow Agent.

No provision of this Escrow Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement. The Escrow Agent shall not be required to take any action which, in the Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Escrow Agreement or any property held hereunder or to appear in, prosecute or defend in any such legal action or proceedings. The Escrow Agent shall be protected in acting upon any written instruction, notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports, to be, including, but not limited to, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of this Escrow Agreement and items amending the terms of this Escrow Agreement.

7

2.3 Attorneys and Agents.

The Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in ARTICLE III for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees and shall not be responsible for the acts or omissions of such agents, representatives, attorneys, custodians or nominees appointed with due care.

2.4 Right Not Duty Undertaken.

The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

ARTICLE III. PROVISIONS CONCERNING THE ESCROW AGENT

3.1 Indemnification.

The Parties, jointly and severally, hereby indemnify and defend the Escrow Agent and its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, (including, without limitation, attorney’s fees and expenses and the costs of enforcement of this Escrow Agreement or any provision thereof), which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of the Escrow Agent under this Escrow Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be have been finally adjudicated to have been directly caused by the Escrow Agent’s gross negligence or willful misconduct. The Escrow Agent shall have a first lien against the Escrow Account (to the extent of Company’s rights thereto) to secure the obligations of the Parties hereunder. The terms of this paragraph shall survive termination of this Escrow Agreement.

3.2 Limitation of Liability.

THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF OR IN CONNECTION WITH THIS ESCROW AGREEMENT, THE ESCROW ACCOUNT, THE ESCROW FUNDS, OR THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION, OR (III) ANY AMOUNT IN EXCESS OF THE VALUE OF THE ESCROW FUNDS.

8

3.3 No Endorsement.

THE COMPANY AND THE PLACEMENT AGENT UNDERSTAND THAT THE ESCROW AGENT, BY ACCEPTING THE APPOINTMENT AND DESIGNATION AS ESCROW AGENT HEREUNDER, IN NO WAY ENDORSES THE MERITS OF THE OFFERING OF THE SECURITIES. THE COMPANY AND THE PLACEMENT AGENT AGREE TO NOTIFY ANY PERSON ACTING ON ITS BEHALF THAT THE ESCROW AGENT’S POSITION AS ESCROW AGENT DOES NOT CONSTITUTE SUCH AN ENDORSEMENT, AND TO PROHIBIT SAID PERSONS FROM THE USE OF THE ESCROW AGENT’S NAME AS AN ENDORSER OF SUCH OFFERING. THE COMPANY AND THE PLACEMENT AGENT FURTHER AGREE TO INCLUDE WITH ANY SALES LITERATURE, IN WHICH THE ESCROW AGENT’S NAME APPEARS AND WHICH IS USED IN CONNECTION WITH SUCH OFFERING, A STATEMENT TO THE EFFECT THAT THE ESCROW AGENT IN NO WAY ENDORSES THE MERITS OF THE OFFERING.

3.4 Resignation or Removal.

The Escrow Agent may, at any time, resign as escrow agent hereunder by furnishing written notice of its resignation to each Party. At such time, all fees and expenses to which the Escrow Agent is entitled shall be immediately due and payable to Escrow Agent. The Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Investor Funds and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent shall be entitled, at its sole discretion and at the expense of The Company, to (a) return the Investor Funds to an account designated and agreed to by the Placement Agent and the Company, or (b) petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

3.5 Compensation.

(a) The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by Company. Such compensation is intended for the Escrow Agent’s services as contemplated by this Escrow Agreement. In addition to such compensation, in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and any services or work performed by Escrow Agent in connection with any delay, controversy, litigation or event, and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.

9

(b) As security for the due and punctual performance of any and all of the Parties’ obligations to the Escrow Agent hereunder, now or hereafter arising, the Parties, individually and collectively, hereby pledge, assign and grant (to the extent of Company’s rights thereto) to the Escrow Agent a continuing security interest in, and a lien on and right of setoff against, the Investor Funds and all distributions thereon, investments thereof or additions thereto (whether such additions are the result of deposits by the Parties or the investment of Investor Funds or otherwise). If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Investor Funds, and may sell, convey or otherwise dispose of any Investor Funds for such purpose. The security interest and setoff rights of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against the Parties and all third parties in accordance with the terms of this Escrow Agreement.

The terms of this Section 3.5 shall survive termination of this Escrow Agreement.

3.6 Disagreements.

If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, refuse to act until the Escrow Agent (a) receives a final non- appealable order of a court of competent jurisdiction directing delivery of the Investor Funds or (b) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Escrow Agent, directing delivery of the Investor Funds. The Escrow Agent will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry or consent. The Escrow Agent may file an interpleader action in a state or federal court, and upon the filing thereof, the Escrow Agent will be relieved of all liability as to the Investor Funds and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. In the event the Escrow Agent receives conflicting instructions hereunder, the Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of the Escrow Agent.

3.7 Merger or Consolidation.

Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

3.8 Attachment of Investor Funds; Compliance with Legal Orders.

In the event that any Investor Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Investor Funds, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any Party or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

10

3.9 Force Majeure.

The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions; loss or malfunctions of utilities including but not limited to, computer (hardware or software), payment systems, or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE IV. MISCELLANEOUS

4.1 Successors and Assigns.

This Escrow Agreement shall be binding on and inure to the benefit of each Party and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties and the Escrow Agent shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

4.2 Escheat.

Each Party is aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to either Party or any other party, should any or all of the Investor Funds escheat by operation of law.

4.3 Notices.

All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, (iv) by mail or by certified mail, return receipt requested, and postage prepaid, or (v) by electronic transmission; including by way of e-mail (as long as such email is accompanied by a PDF or similar version of the relevant document bearing the signature of an Authorized Representative for the Party sending the notice) with email confirmation of receipt. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of each Party to notify the Escrow Agent in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Placement Agent:

Rialto Markets, LLC

42 Broadway , Suite 12-129

New Yo1rk, NY 10004

Attention: Ryan Simmons

Telephone:

Email address:

11

If to Company:

Worthy Financial, Inc

Attention: Alan Jacobs

Telephone: Worthy Financial, Inc.

551 NW 77th Street Suite 212

Boca Raton, FL 33487

Email address:

If to the Escrow Agent:

Wilmington Trust, National Association

Corporate Client Services

166 Mercer Street, Suite 2R

New York, NY 10012

Attn: Boris Treyger

Telephone:

Email address:

4.4 Governing Law.

This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any laws relating to choice of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

4.5 Venue.

Each Party and the Escrow Agent hereby consent to the exclusive personal jurisdiction of the courts located in New Castle County in the State of Delaware in the event of a dispute arising out of or under this Escrow Agreement. Each Party and the Escrow Agent hereby irrevocably waives any objection to the laying of the venue of any suit, action or proceeding and irrevocably submits to the exclusive jurisdiction of such court in such suit, action or proceeding.

4.6 Entire Agreement.

This Escrow Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to the Investor Funds and supersedes all prior agreements and understandings, oral or written. If a court of competent jurisdiction declares a provision invalid, it will be ineffective only to the extent of the invalidity, so that the remainder of the provision and Escrow Agreement will continue in full force and effect. In no event shall the Escrow Agent be bound by the terms of the Subscription Agreement or the Underwriting Agreement. In the event of any direct conflict of the terms of this Escrow Agreement with the terms of the Subscription Agreement or the Underwriting Agreement, the terms of This Escrow Agreement shall control and prevail. This Escrow Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

12

4.7 Amendment.

This Escrow Agreement may be amended, modified, supplemented, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent; provided that any Certificate of Authorized Signers may be amended at any time in accordance with Section 1.3.

4.8 Waivers.

The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

4.9 Interpretation.

Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement. Unless otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Any references to an Exhibit is a reference to an Exhibit of this Escrow Agreement.

4.10 Counterparts.

This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

4.11 Waiver of Jury Trial.

EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT.

4.12 Patriot Act Compliance.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering and the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Escrow Agent must obtain, verify and record information that allows the Escrow Agent to identify customers (“Applicable Law”), the Escrow Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Escrow Agent. Accordingly, each Party agrees to provide to the Escrow Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Escrow Agent to comply with Applicable Law, including, but not limited to, information as to name, physical address, tax identification number and other information that will help the Escrow Agent to identify and verify such Party such as organizational documents, certificates of good standing, licenses to do business or other pertinent identifying information. Each Party understands and agrees that the Escrow Agent cannot open the Escrow Account unless and until the Escrow Agent verifies the identities of the Parties in accordance with its CIP.

13

[The remainder of this page left intentionally blank.]

14

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

Placement Agent

/s/ Ryan Simmons
By:	Rialto Markets, LLC
Name:	Ryan Simmons
Title:	Head of Operations
Date:

Company

/s/ Sally Outlaw
By:	Worthy Financial, Inc
Name:	Sally Outlaw
Title:	CEO
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Boris Treyger
Name:	Boris Treyger
Title:	Vice President
Date:

15

EXHIBIT A

Form of Written Direction

[Form to be provided by Placement Agent/Company, provided that any alternative form contain substantially all information in the table below]

Example for reference purposes only:

[date]

Wilmington Trust, National Association

[Corporate Client Services

1100 N. Market Street

Wilmington, DE 19890)

Attention: [name]

Re: Escrow Account No.: [##], [escrow account name]

Ladies and Gentlemen:

Reference is made to the Escrow Agreement, dated as of September 9, 2020 entered into by and among Rialto Markets, LLC (“[Placement Agent]”), Worthy Financial, Inc. (“[Company]”) and WILMINGTON TRUST, NATIONAL ASSOCTATION, a national banking association, as escrow agent (the “Escrow Agent”). Capitalized terms defined in the Escrow Agreement shall have the same meanings when used herein. This letter is a Minimum Offering Notice referred to in Section l.2(a) of the Escrow Agreement.

The Placement Agent hereby represents and warrants that, to its actual knowledge, each of the following closing conditions have been complied with:

(i)	after due inquiry and review of its records, investments in full payment equal to or greater than the Minimum Amount have been received, deposited with and collected by Escrow Agent,

(ii)	such subscriptions have not been withdrawn, rejected or otherwise terminated, and

(iii)	the Investors have no statutory or regulatory rights of rescission without cause or all such rights have expired.

The Placement Agent and the Company hereby jointly instruct the Escrow Agent to release the funds in the Escrow Account on [tbd] (the “Closing Date”) in the amounts, and to the account(s), as follows:

Amount:	tbd
Beneficiary Bank Name:	Popular Bank
Beneficiary Bank Address Line 1:	8401 W. Oakland Park Blvd.

16

Beneficiary Bank Address Line 2:	Sunrise, FL 33351
Beneficiary Bank Address Line 3:
ABA#:
SWIFT#:	Worthy Financial, Inc.
Beneficiary Account Title:
Beneficiary Account No/IBAN:
Beneficiary Address Line 1:	551 NW 77th Street
Beneficiary Address Line 2:	Suite 212
Beneficiary Address Line 3:	Boca Raton, FL 33487
Additional Information:

Rialto Markets. LLC

By:
Name:	Ryan Simmons
Title:	Head of Operations
Date:,

Worthy Financial. Inc

Title:	CEO
Date:,

17

EXHIBITB

CERTIFICATE AS TO AUTHORIZED SIGNATURES OF THE COMPANY/PLACEMENT AGENT

The undersigned hereby certifies that he/she is the duly elected and acting [Title] of (Full name of Party] (the “[     ]”), and further certifies that the following officers or employees (each, an “Authorized Representative”) of the [      ] have been duly authorized to deliver Written Instructions to Wilmington Trust, National Association (“WTNA”) pursuant to the Escrow Agreement between the Corporation and WTNA dated -----------------, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. .

Name (print):	Sally Outlaw
Specimen Signature:
Title:	CEO
Telephone Number (required): If more than one, list all	Office: 561-301-0670 Cell: Home: Other:
E-mail (required): If more than one, list all	Email 1: Email 2:
Facsimile:

Name (print
Specimen Signature:	Alan Jacobs

Title:	COO
Telephone Number (required): If more than one, list all	Office: 561.288.8 67 Cell: Home: Other:
E-mail (required): If more than one, list all	Email 1: Email 2:
Facsimile:

18

Name (print):	Jungkun Centofanti
Specimen Signature:
Title:	CAO
Telephone Number (required): If more than one, list all	Cell: Home: Other:
E-mail (required): If more than one, list all	Email 1: jang@worthy.us Email 2:
Facsimile:

Name (print):	Joseph D’Arelli
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all	Office: Cell: Home: Other:
E-mail (required): If more than one, list all	Email 1: Email 2:
Facsimile:

Name (print):	Ryan Simmons
Specimen Signature:
Title:	Head of Operations - Rialto Markets
Telephone Number (required): If more than one, list all	Office: Cell: Home: Other:
E-mail (required): If more than one, list all	Email 1: Email 2:
Facsimile:

19

Name (print):	Jim Caboy
Specimen Signature:
Title:	CCO - Rialto
Telephone Number (required): If more than one, list all	Office: Cell: Home: Other:
E-mail (required): If more than one, list all	Email 1: Email 2:
Facsimile:

20

EXHIBIT C

Fees of Escrow Agent

Acceptance Fee:	WAIVED

Initial Fees as they relate to Wilmington Trust, N.A. acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s). Acceptance Fee payable prior to, or within one business day after, the Escrow Agreement is executed by all parties.

Escrow Agent Administration Fee:	$10,000.00

For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties. This fee shall be payable at the time of the execution of this escrow agreement.

Wilmington Trust, N.A.’s fees are based on the following assumptions:

●	Number of Escrow Accounts to be established: One (1)
●	Estimated Term of Escrow Agreement: Up to 12 months
●	Investment of Investor Funds in: N/A

Out-of-Pocket Expenses:	Billed At Cost

21